Exhibit 10.4

Execution Version

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of July 10, 2019, is entered into by and among Liberty Tax, Inc., a Delaware corporation (“Liberty”), and certain stockholders of Liberty, each listed on Schedule A hereto (each, a “Stockholder” and, collectively, the “Stockholders”). Except as otherwise expressly provided herein, capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Business Combination Agreement.

RECITALS

WHEREAS, concurrently with the execution of this Agreement, Liberty, Buddy’s Newco, LLC, a Delaware limited liability company (“Buddy’s”), Franchise Group New Holdco, LLC, a Delaware limited liability company and a direct wholly-owned Subsidiary of Liberty (“New Holdco”), Franchise Group B Merger Sub, LLC, a Delaware limited liability company and indirect wholly-owned Subsidiary of Liberty (“Merger Sub”), and Vintage RTO, L.P., a Delaware limited partnership, solely in its capacity as the representative of the Buddy’s members, have entered into that certain Agreement of Merger and Business Combination Agreement, dated as of the date hereof (as amended, restated or otherwise modified from time to time, the “Business Combination Agreement);

WHEREAS, (i) on the date hereof, Merger Sub was merged with and into Buddy’s (the “Merger”), with Buddy’s surviving the Merger as an indirect wholly-owned Subsidiary of Liberty and (ii) upon the consummation of the Merger (the “Closing”), the units representing limited liability company interests in Buddy’s were cancelled and converted into the right of the former holders thereof to receive common units representing limited liability interests in New Holdco and shares of voting non-economic preferred stock of Liberty, par value $0.01 per share, in each case, in accordance with the terms and conditions of the Business Combination Agreement;

WHEREAS, pursuant to the Business Combination Agreement, Liberty has agreed to call, give notice of and hold a meeting of its stockholders (the “Liberty Stockholder Meeting”) for the purposes of adopting the Liberty Charter Amendments or, in lieu of holding the Liberty Stockholder Meeting, obtain the approval of the Liberty Charter Amendments by the written consent of Liberty’s stockholders;

WHEREAS, each Stockholder as of the Closing will be the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act, which meaning will apply for all purposes of this Agreement whenever the terms “beneficial owner,” “beneficial ownership” or “own beneficially” are used) of shares of common stock of Liberty, par value $0.01 per share (“Common Stock” or “Liberty Shares”), as set forth on Schedule A hereto (such Liberty Shares with respect to each Stockholder, the “Owned Shares”; the Owned Shares and any additional Liberty Shares or other voting securities of Liberty of which such Stockholder acquires record or beneficial ownership after the date hereof, including, without limitation, by purchase, by grant, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, such Stockholder’s “Covered Shares”);

WHEREAS, as a condition and inducement to Liberty’s willingness to enter into the Business Combination Agreement and to proceed with the transactions contemplated thereby, Liberty and the Stockholders are entering into this Agreement; and

WHEREAS, the Stockholders acknowledge that Liberty is entering into the Business Combination Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholders set forth in this Agreement and would not enter into the Business Combination Agreement if any Stockholder did not enter into this Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Liberty and the Stockholders hereby agree as follows:

Section 1.               Agreement to Vote. Prior to the Termination Date, each Stockholder irrevocably and unconditionally agrees that at any meeting of the stockholders of Liberty (whether annual or special and whether or not an adjourned or postponed meeting), however called, or in connection with any written consent of the stockholders of Liberty, such Stockholder shall, and shall cause its Affiliates that beneficially own any such Covered Shares to, (a) when a meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum, and respond to each request by Liberty for written consent, if any and (b) vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all Covered Shares (i) in favor of the Liberty Charter Amendments and any other matters necessary for the authorization, approval or effectiveness of the Liberty Charter Amendments and (ii) against any matter that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the authorization, approval or effectiveness of the Liberty Charter Amendments (collectively, the “Covered Proposals”). Except as expressly set forth in this Section 1 with respect to Covered Proposals, the Stockholders shall not be restricted from voting in favor of, against or abstaining with respect to any other matter presented to the stockholders of Liberty.

Section 2.               Grant of Irrevocable Proxy; Appointment of Proxy.

(a)   If any Stockholder fails to take any of the actions set forth in Section 1 PROMPTLY OR AT ANY MEETING OF THE STOCKHOLDERS OF LIBERTY OR IN RESPONSE TO A REQUEST FROM LIBERTY FOR ACTION BY WRITTEN CONSENT WITH RESPECT TO ANY COVERED PROPOSALS, then eACH STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS, THE MEMBERS OF THE SPECIAL COMMITTEE AND ANY DESIGNEE THEREOF, EACH OF THEM INDIVIDUALLY, UNTIL THE TERMINATION DATE, SUCH STOCKHOLDER’S IRREVOCABLE PROXY AND ATTORNEY IN FACT (WITH FULL POWER OF SUBSTITUTION AND RE-SUBSTITUTION) TO VOTE THE COVERED SHARES AS INDICATED IN SECTION 1 SOLELY WITH RESPECT TO THE COVERED PROPOSALS. EACH STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE AND COUPLED WITH AN INTEREST UNTIL THE TERMINATION DATE. EACH STOCKHOLDER WILL, UNTIL THE TERMINATION DATE, TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH STOCKHOLDER WITH RESPECT TO VOTING THE COVERED SHARES AS INDICATED IN SECTION 1 SOLELY WITH RESPECT TO THE COVERED PROPOSALS.

(b)   Notwithstanding the foregoing, the proxy and power of attorney granted in this Section 2 shall expire automatically upon the termination of this Agreement.

Section 3.               No Inconsistent Agreements. Each Stockholder hereby represents, covenants and agrees that, except as contemplated by this Agreement, such Stockholder (a) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any Covered Shares and (b) has not granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any Covered Shares, in either case, which is inconsistent with such Stockholder’s obligations under this Agreement.

Section 4.               Termination. This Agreement shall automatically terminate without any action by any party hereto and shall be of no further force and effect upon the earliest to occur of (a) the approval by the Liberty stockholders of the Liberty Charter Amendments and (b) the date that is twelve (12) months after the date hereof (such earliest date being referred to herein as the “Termination Date”); provided, that Sections 7, 8 and 11 to 24 shall survive the termination of this Agreement, and Section 6(c) shall survive until the completion of the Tender Offer. Notwithstanding anything to the contrary contained herein, any liability incurred by any party hereto as a result of a breach of a term or condition of this Agreement prior to any such termination shall survive the termination of this Agreement.

Section 5.               Representations and Warranties of the Stockholders. Each Stockholder, as to itself (severally and not jointly), hereby represents and warrants to Liberty as of the date hereof as follows:

(a)               Such Stockholder is the beneficial owner of, and has good and valid title to, the Owned Shares, free and clear of all Liens other than as created by this Agreement and pursuant to applicable securities Laws. Such Stockholder has sole voting power, sole power of disposition, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Owned Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement. As of the date hereof, other than the Owned Shares (and any equity awards relating thereto), such Stockholder does not own beneficially or of record any (i) shares of capital stock (including shares of Common Stock) or voting securities of Liberty, (ii) securities of Liberty convertible into or exchangeable for shares of capital stock (including shares of Common Stock) or voting securities of Liberty or (iii) options or other rights to acquire from Liberty any capital stock (including shares of Common Stock), voting securities or securities convertible into or exchangeable for capital stock (including shares of Common Stock) or voting securities of Liberty.

(b)               Each Stockholder has all requisite power (including, in the case of a Stockholder that is an entity, corporate or other entity power) and authority to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by Liberty, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(c)               Except for the applicable requirements of the Exchange Act or the requirements of any applicable state securities Laws, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of such Stockholder for the execution, delivery and performance of this Agreement by such Stockholder or the consummation by such Stockholder of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby nor compliance by such Stockholder with any of the provisions hereof shall (A) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of such Stockholder pursuant to, any Contract to which such Stockholder is a party or by which such Stockholder or any property or asset of such Stockholder is bound or affected or (B) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Stockholder or any of such Stockholder’s properties or assets, in each case other than as would not restrict, prohibit or impair the exercise by Liberty of its rights under this Agreement or have an adverse effect on such Stockholder’s ability to perform its obligations hereunder.

(d)               There is no action, suit, investigation, complaint or other proceeding pending against any such Stockholder, or, to the knowledge of such Stockholder, threatened against such Stockholder that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by Liberty of its rights under this Agreement or the performance by any such Stockholder of such Stockholder’s obligations under this Agreement.

(e)               Such Stockholder understands and acknowledges that Liberty is entering into the Business Combination Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations and warranties of such Stockholder contained herein.

Section 6.               Certain Covenants of the Stockholders. Each Stockholder, for itself (severally and not jointly), hereby covenants and agrees as follows:

(a)               Prohibited Transfers. Prior to the Termination Date, and except as contemplated hereby, such Stockholder shall not (i) (x) tender into any tender or exchange offer, (y) sell (constructively or otherwise), transfer, pledge, hypothecate, grant, encumber, assign or otherwise dispose of (collectively “Transfer”), or enter into any Contract, option, agreement or other arrangement or understanding with respect to the Transfer of any of the Covered Shares or beneficial ownership or voting power thereof or therein (including by operation of law), (z) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares or (ii) knowingly take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect that would have the effect of preventing or delaying such Stockholder from performing such Stockholder’s obligations under this Agreement; provided, however, that the foregoing shall not prohibit any Transfer of Covered Shares by a Stockholder (1) to an Affiliate of such Stockholder, (2) with the prior written approval of the Special Committee, (3) in response to a tender or exchange offer (other than the Tender Offer) that has been publicly announced and approved or recommended by the Special Committee or the Liberty Board, (4) if such Stockholder is an individual, (A) to such Stockholder’s spouse, (B) to such Stockholder’s lineal ancestors, lineal descendants, siblings, cousins or the spouses thereof, (C) to trusts for the benefit of such Stockholder or such persons described in the immediately preceding sub-clause (B), (D) to foundations established by such Stockholder or such persons described in the preceding sub-clause (B) or Affiliates thereof or (E) by way of bequest or inheritance upon death or (5) if such Stockholder is an entity, to such Stockholder’s stockholders, partners or other equity holders, but only, in the case of clauses (1), (2), (4) and (5) if the permitted transferee executes a joinder to this Agreement pursuant to which such transferee agrees to become a party hereto and be subject to the restrictions applicable to such Stockholder hereunder. Any Transfer in violation of this Section 6(a) shall be null and void ab initio. To the extent a Transfer is permitted under this Agreement, such Transfer shall comply with all applicable laws.

(b)               Additional Shares. Prior to the Termination Date, in the event that such Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Liberty Shares or other voting interests with respect to Liberty, such Liberty Shares or such other voting interests shall, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, and the number of Liberty Shares held by such Stockholder set forth on Schedule A hereto will be deemed amended accordingly and such Liberty Shares or such other voting interests shall automatically become subject to the terms of this Agreement. Each Stockholder shall promptly notify Liberty in writing of any such event.

(c)               Agreement Not to Tender. Each Stockholder agrees that neither it nor any of its Affiliates shall tender or otherwise sell any of its or such Affiliate’s Liberty Shares in the Tender Offer without the prior written authorization of the Special Committee.

Section 7.               Stockholder Capacity. This Agreement is being entered into by each Stockholder solely in such Stockholder’s capacity as a stockholder of Liberty, and nothing in this Agreement shall restrict or limit the ability of any Stockholder or any of its Representatives to take any action in its capacity as a director or officer of Liberty or any of its Subsidiaries or own or receive any grants of equity interests in Liberty or any of its Subsidiaries in such capacity. Any references to Representatives of a Stockholder in this Agreement shall be deemed not to include Liberty, its Subsidiaries or Affiliates, or their respective Representatives.

Section 8.               Disclosure. Each Stockholder hereby authorizes Liberty to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement or Schedule TO such Stockholder’s identity and ownership of the Covered Shares as of the date of such announcement or disclosure and the nature of such Stockholder’s obligations under this Agreement.

Section 9.               Further Assurances. From time to time, at the request of Liberty and without further consideration, each Stockholder shall take such further action as may reasonably be deemed by Liberty to be necessary to consummate and make effective the transactions contemplated by this Agreement.

Section 10.           Non-Survival of Representations and Warranties. The representations and warranties of the Stockholders contained herein shall not survive the Termination Date.

Section 11.           Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party and otherwise as expressly set forth herein.

Section 12.           Waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

Section 13.           Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if delivered by facsimile or e-mail (provided, that no notice of non-delivery is generated), (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to Liberty, to:

Liberty Tax, Inc.

1716 Corporate Landing Parkway

Virginia Beach, VA 23454

Attention: General Counsel or Legal Department

Special Committee of the Board of Directors

with a copy to:

Hunton Andrews Kurth LLP

951 E. Byrd Street

Richmond, VA 23219

Attention: Steven M. Haas

Email: shaas@hunton.com

if to a Stockholder, as set forth on Schedule A:

Section 14.           Entire Agreement; Interpretation. This Agreement (together with the other agreements expressly referenced herein) constitutes the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings, between the parties with respect to the subject matter hereof and thereof. Pronouns in masculine, feminine or neuter genders will be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires.

Section 15.           No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

Section 16.           Governing Law; Exclusive Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof. Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or in the event, but only in the event, that such court does not have subject matter jurisdiction over such action or proceeding, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the action or proceeding is vested exclusively in the federal courts of the United States of America, the United States District Court for the District of Delaware) (such courts, the “Chosen Courts”). In addition, each of the parties irrevocably (a) submits itself to the exclusive jurisdiction of the Chosen Courts for the purpose of any Claim directly or indirectly based upon, relating to or arising out of this Agreement or any of the transactions contemplated herein, or any related agreement, certificate or other document delivered in connection therewith or the negotiation, execution, interpretation, enforcement or performance hereof or thereof, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from the Chosen Courts and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated herein in any court other than the Chosen Courts. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any claim with respect to this Agreement or any of the transactions contemplated herein, or any related agreement, certificate or other document delivered in connection therewith or the negotiation, execution, interpretation, enforcement or performance hereof or thereof, (x) any claim that it is not personally subject to the jurisdiction of the Chosen Courts for any reason other than the failure to serve in accordance with this Section 16, (y) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in the Chosen Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (z) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts. To the fullest extent permitted by law, each of the parties hereby irrevocably consents to service being made through the notice procedures set forth in Section 13 and agrees that service of any process, summons, notice or document by email or mail to the respective addresses set forth in Section 13 shall be effective service of process for any Claim in connection with this Agreement or the Transactions. Nothing in this Section 16 shall affect the right of any party to serve legal process in any other manner permitted by Law.

Section 17.           Assignment; Successors. Except as otherwise expressly contemplated by Section 6(a), neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void ab initio. Subject to the immediately preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 18.           Enforcement. The parties hereto agree that irreparable damage would occur and that they would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without proof of actual damages and without the posting of any bond or other security, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 19.           Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 20.           Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 21.           Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties; provided, however, that if any of the Stockholders fail for any reason to execute this Agreement, then this Agreement shall become effective as to the other Stockholders who execute this Agreement.

Section 22.           Facsimile, .pdf or Other Electronic Signature. This Agreement may be executed by facsimile, .pdf or other electronic signature and a facsimile, .pdf or other electronic signature shall constitute an original for all purposes.

Section 23.           No Presumption Against Drafting Party. Each of the parties to this Agreement acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 24.           Several Liability. Notwithstanding anything contained in this Agreement to the contrary, (a) the obligations and liabilities of each Stockholder hereunder are several and not joint, and (b) no Stockholder shall have any obligation or liability in respect of any actions taken or not taken or any claims made against any other Stockholder.

[Signature Pages Follow]

IN WITNESS WHEREOF, Liberty and the Stockholders have caused to be executed or executed this Agreement as of the date first written above.

Liberty:

LIBERTY TAX, INC.

By: /s/ Michael S. Piper

Name: Michael S. Piper

Title: Chief Financial Officer

Stockholders:

Bryant R. Riley

By: /s/ Bryant R. Riley

Name: Bryant R. Riley

B. RILEY FINANCIAL, INC.

By: /s/ Bryant R. Riley

Name: Bryant R. Riley

Title: Co-Chief Executive Officer

BRC PARTNERS OPPORTUNITY FUND, L.P.

By: BRC Partners Management GP, LLC, its General Partner

By: /s/ Bryant R. Riley

Name: Bryant R. Riley

Title: Chief Executive Officer

BRC PARTNERS MANAGEMENT GP, LLC

By: /s/ Bryant R. Riley

Name: Bryant R. Riley

Title: Chief Executive Officer

[Signature Page to B. Riley Voting and Support Agreement]

B. RILEY CAPITAL MANAGEMENT, LLC

By: /s/ Bryant R. Riley

Name: Bryant R. Riley

Title: Chief Executive Officer

B. RILEY FBR, INC.

By: /s/ Bryant R. Riley

Name: Bryant R. Riley

Title: Executive Officer

DIALECTIC ANTITHESIS PARTNERS, LP

By: /s/ John Fichthorn

Name: John Fichthorn

Title: Portfolio Manager

[Signature Page to B. Riley Voting and Support Agreement]

Schedule A

Stockholder Name	Number of Owned Shares
BRYANT R. RILEY	0
B. RILEY FINANCIAL, INC.	2,005,353
BRC PARTNERS OPPORTUNITY FUND, L.P.	475,000
BRC PARTNERS MANAGEMENT GP, LLC	0
B. RILEY CAPITAL MANAGEMENT, LLC	0
B. RILEY FBR, INC.	475,375
DIALECTIC ANTITHESIS PARTNERS, LP	150,000
BR DIALECTIC CAPITAL MANAGEMENT, LLC	0

Notice Information for each Stockholder:

c/o B. Riley Financial, Inc.

21255 Burbank Boulevard, Suite 400

Woodland Hills, CA 91367

(818) 884-3737

A-1